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                                                                      Exhibit 23
                        INDEPENDENT AUDITORS' CONSENT





The Board of Directors
Bowater Incorporated

We consent to the use of our report dated February 7, 1997, on the financial statements of Bowater Incorporated (the "Company") for the three-year period ended December 31, 1996, incorporated herein by reference, which report appears in the December 31, 1996 annual report on Form 10-K of Bowater Incorporated, and to our report dated June 6, 1997 on the financial statements of the Bowater Incorporated Salaried Employees' Savings Plan (the "Plan") for the two years ended December 31, 1996, incorporated herein by reference, which report appears in the December 31, 1996, annual report on Form 11-K of the Plan.


                                                       /s/
                                                       -------------------------
                                                       KPMG Peat Marwick LLP


Greenville, South Carolina
December 2, 1997





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